EXHIBIT 32
SECTION 1350 CERTIFICATION OF PERIODIC REPORT
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, R. A. Walker, Chairman, President and Chief Executive Officer of Anadarko Petroleum Corporation (Company), and Robert G. Gwin, Executive Vice President, Finance and Chief Financial Officer of the Company, certify to the best of our knowledge that:

(1)
the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (Report), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 27, 2015

/s/ R. A. WALKER
R. A. Walker
Chairman, President and Chief Executive Officer

October 27, 2015

/s/ ROBERT G. GWIN
Robert G. Gwin
Executive Vice President, Finance and Chief Financial Officer
This certification is made solely pursuant to 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 will be retained by Anadarko and furnished to the Securities and Exchange Commission or its staff upon request.